As filed with the Securities and Exchange Commission on March 26, 1999

                            Registration No. 33-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933



                       Mid Atlantic Medical Services, Inc.
             (Exact name of registrant as specified in its charter)

                               Delaware 52-1481661
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                                  4 Taft Court
                            Rockville, Maryland 20850
               (Address of principal executive offices) (zip code)

                      1999 Non-Qualified Stock Option Plan
                              (Full title of plan)

                                Sharon C. Pavlos
                       Mid Atlantic Medical Services, Inc.
                                  4 Taft Court
                            Rockville, Maryland 20850
                     (Name and address of agent for service)

                                 (301) 251-4075
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800

                                           CALCULATION OF REGISTRATION FEE



                                                                            Proposed
                                                  Proposed maximum          maximum                  Amount of
Title of securities        Amount to be           offering price per        aggregate offering       registration
to be registered           registered             share(1)                  price(1)                 fee
Options (2)                1,500,000

Common stock,
par value $0.01
per share                  1,500,000 shares       $10.0313                  $15,046,950              $4,183.05



(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on The New York Stock Exchange, Inc. consolidated reporting system on March 22, 1999.

(2) The options to be registered hereunder are to be distributed by the Registrant for no value. Accordingly, no separate registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents filed by Mid Atlantic Medical Services, Inc. (the "Company") are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                  (c) The description of the Company's common stock contained in
         the   Registration   Statement   filed  September  12,  1994  Form  8-A
         (Registration No. 1-13340).

         All documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 1999 Non-Qualified Stock Option Plan (the "Plan") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         None.

Item 6.           Indemnification of Directors and Officers.

         Under the Delaware General Corporation Law, the Company's Certificate of Incorporation and its By-Laws, the Company has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of the Company, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The  following  are  filed  herewith  as  part  of  this   Registration
Statement:

        Exhibit No.                          Description

          5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

          23.1 Consent of Ernst & Young LLP

          23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

          24   Power of Attorney (see page 6)

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 26 day of March, 1999.

                                             MID ATLANTIC MEDICAL SERVICES, INC.



                                              By: /s/ Thomas P. Barbera
                                                 -----------------------
                                                 Thomas P. Barbera
                                                  Interim President and Chief
                                                  Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Barbera, Mark D. Groban, M.D., Robert E. Foss or Sharon C. Pavlos his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date


 /s/ Thomas P. Barbera        Director, Interim President and     March 26, 1999
Thomas P. Barbera             Chief Executive Officer
                             (Principal Executive Officer)


/s/_Francis C. Bruno, M.D.    Director                            March 26, 1999
Francis C. Bruno, M.D.


/s/John H. Cook, III, M.D.    Director                            March 26, 1999
John H. Cook, III, M.D.

Raymond H.Cypess,D.V.M., Ph.D.Director                            March __, 1999




/s/Robert E. Foss             Director, Senior Executive          March 26, 1999
Robert E. Foss                Vice President and Chief
                              Financial Officer (Principal
                              Financial Officer)


/s/Mark D. Groban, M.D.       Director and Interim                March 26, 1999
Mark D. Groban, M.D.          Chairman


/s/ John P. Mamana, M.D.      Director                            March 26, 1999
John P. Mamana, M.D.


/s/William M. Mayer, M.D.     Director                            March 26, 1999
William M. Mayer, M.D.


                              Director                            March __, 1999
Edward J. Muhl


/s/Gretchen P. Murdza         Director                            March 26, 1999
Gretchen P. Murdza


/s/Christopher E. Mackail     Controller                          March 26, 1999
Christopher E. Mackail       (Principal Accounting Officer)


/s/James A. Wild              Director                            March 26, 1999
James A. Wild


/s/Stanley M. Dahlman         Director                            March 26, 1999
Stanley M. Dahlman

                                  EXHIBIT INDEX

         The following  exhibits are filed herewith as part of this Registration
Statement:

Exhibit No.                     Description

          5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

          23.1 Consent of Ernst & Young LLP

          23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

          24   Power of Attorney (see page 6)